EXHIBIT 10.19
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (the Agreement) is entered into effective as of January 1, 2001 between RENTECH, INC., a Colorado corporation (the Company), and MARK S. BOHN (the Employee) in consideration of the following circumstances.

         A. The Employee is presently  employed by the Company as Vice President
- Engineering.

         B. The Board of Directors of the Company recognizes that the Employee has made a substantial contribution to the growth and success of the Company. The Board believes that it is in the best interests of the Company and its shareholders for the Company to continue its employment of the Employee. The Board has determined that the Company should enter into this Agreement to encourage and secure the Employee's continued dedication to the Company as a member of its management and to retain the experience, abilities and services of the Employee.

         C. The Employee is willing to continue to be employed by the Company on the terms and conditions of the following Agreement.

         NOW, THEREFORE, in consideration of the background circumstances and the following agreements, the parties hereto agree as follows:

1. Employment. The Company agrees to employ the Employee and the Employee agrees to perform services for and continue in the employment of the Company on the terms and conditions set forth in this Agreement.

2. Term. The term of employment will begin on the date of this Agreement and end three years later on December 31, 2003; provided, however, that beginning on December 31, 2001 and each December 31 thereafter, the term of employment shall automatically be extended each such time, on the same terms and conditions, for one additional year beyond the end of the then-current term, unless not later than January 15 of each year starting January 15, 2001 and continuing on each succeeding year, either party has given written notice to the other party that it elects not to extend the term. For example, unless either the Company or the Employee elects in writing not to extend the term of employment by January 15, 2001, the term of employment will be extended to December 31, 2004. However, if either the Company or the Employee elects in writing not to extend the term of employment by January 15, 2001, the term of employment will end on December 31, 2003.

3. Position and Duties. The Employee shall serve as the Vice President - Engineering of the Company with such duties, powers and responsibilities as the Board of Directors or Chief Employee Officer of the Company may reasonably specify from time to time. The Employee shall devote all his working time and efforts to his responsibilities under this Agreement and to the business and affairs of the Company and its subsidiaries and affiliates in accordance with the standards of the industry, and shall not be employed by any other person or entity.

4. Place of Performance. In connection with the employment, the Employee shall be based either at the principal executive offices of the Company, at the location of one of its other offices or plant locations in the Denver, Colorado metropolitan area, or at the offices of one of the Company's subsidiaries in the Denver, Colorado metropolitan area.

5. Compensation and Related Matters.

         5.1 Salary. During the period of the Employee's employment hereunder, the Company shall pay the Employee a salary of not less than $150,948 per annum. The salary shall be paid in equal monthly installments, in advance. This salary shall be increased annually according to an appropriate cost of living index for the Denver, Colorado metropolitan area, and shall not be reduced during the term of this Agreement. Compensation of the Employee by salary payments shall not be deemed exclusive and shall not prevent the Employee from participating in any other compensation arrangement, deferred compensation plan, bonus or bonus plan, stock options, stock appreciation rights, similar executive compensation arrangements, or employee benefit plan of the Company. The salary payments (including any increased salary payments) shall not in any way limit or reduce any other obligation of the Company under this Agreement or under other employee benefit plans. No other compensation, benefit or payment to the Employee shall in any way limit or reduce the obligation of the Company to pay the Employee's salary under this Agreement.

         5.2 Expenses. During the term of the Employee's employment, the Employee shall be promptly reimbursed for all reasonable expenses incurred by the Employee in performing services for the Company; provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. The expenses reimbursed shall include costs of travel and living expenses while away from home on business or at the request of and in the service of the Company.

         5.3 Other Benefits. The Employee shall continue to be entitled to participate in all of the Company's employee benefit plans and arrangements in effect on the date of this Agreement, or in substituted plans or arrangements providing the Employee with at least equivalent benefits. The Company shall not make any changes in such plans and arrangements that would adversely affect the Employee's rights or benefits, unless such change occurs pursuant to a program applicable to all officers of the Company and does not result in a proportionately greater reduction in the rights or benefits of the Employee than those of any other executive officers of the Company. The Employee shall also be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executive officers, on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Any payments or benefits payable to the Employee in respect to any calendar year or fiscal year during which the Employee is employed by the Company for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in the year during which he is so employed.

6. Termination.

         The Employee's employment hereunder may be terminated with no breach of this Agreement only under the following circumstances:

         6.1 Death. The Employee's employment hereunder shall terminate upon his death.

         6.2 Disability. The Company may terminate the Employee's employment if Employee shall sustain a Disability (as subsequently defined in this Section) and be unable to perform his duties and responsibilities during the term of this Agreement, as shall have been certified by at least two duly licensed and qualified physicians, one approved by the Board of Directors of the Company and one approved by Employee (the Examining Physicians), and the Employee has been absent from his duties under this Agreement on a full-time basis for a period of six consecutive months. "Disability" means the complete and total disability of Employee resulting from injury, sickness, disease, or infirmity due to age, whereby Employee is unable to perform his usual services for the Company.

         6.3 Cause. This Agreement shall immediately be terminated and neither party shall have any obligation thereafter if the Employee's employment is terminated for "Cause." Termination for Cause means termination resulting from:
(i) theft or dishonesty in the conduct of the Company's business, or intoxication while on duty resulting from use of alcohol or illegal drugs; (ii) deliberate misconduct, including violation of written Company policies or provisions of federal or state law, which could be materially damaging to the Company without reasonable good faith belief by the Employee that such conduct is in the best interests of the Company; or (iii) Employee's final conviction of a felony involving moral turpitude. If the Employee is advised that he is being terminated for Cause and within fifteen days thereafter submits to the Chief Executive Officer or Chief Operating Officer a written objection to such a determination, the termination will be rescinded and will not be effective unless the Board of Directors of the Company at or before its next regularly scheduled meeting determines by majority vote that the Employee was terminated for Cause.

         6.4 Termination by the Employee. The Employee may terminate his employment under this Agreement with no breach: (i) for Good Reason, as subsequently defined; (ii) for purposes of retiring at age 65 or more, by giving written notice to that effect; or (iii) if the Employee's health becomes impaired to an extent that he is unable to diligently and skillfully perform his employment duties or that makes his continued performance of his duties hazardous to his physical or mental health or his life, provided that the Employee has furnished the Company with a written statement from a qualified doctor to such effect and provided, further that, at the Company's request, the Employee submits to an examination by a doctor selected by the Company and such doctor concurs in the conclusion of the Employee's doctor.

         For purposes of this Agreement, "Good Reason" shall mean: (a) a decrease in the total amount of the Employee's annual salary below its level in effect for the previous twelve months, or a decrease, without the Employee's written consent, in the bonus share, based on the Company's profit-sharing plan, to which the Employee may be entitled, for the previous twelve months, provided, however, nothing herein shall be construed to guarantee a bonus award to the Employee; or (b) a geographical relocation of the Employee without his written consent; (c) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten days after notice of such noncompliance has been given by the Employee to the Company; or (d) any purported termination of the Employee's employment which is not made pursuant to a Notice of Termination complying with the requirements of Section 6.5 (and for purposes of this Agreement no such purported non-complying termination shall be effective).

         6.5 Notice of Termination. Any termination of the Employee's employment by the Company or by the Employee (other than termination pursuant to Section
6.1 shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

         6.6 Date of Termination. "Date of Termination" shall mean: (i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated for Disability pursuant to Section 6.2, thirty days after Notice of Termination is given (provided that the Employee has not returned to the performance of his duties on a full-time basis during such thirty-day period), (iii) if the Employee's employment is terminated for Cause pursuant to Section 6.3, the date specified in the Notice of Termination, and
(iv) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given. If the party receiving a Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined. Such a dispute shall be finally determined either by mutual written agreement of the parties, by a binding and final arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

7. Compensation Upon Termination.

         7.1 Death. If the Employee's employment is terminated by his death, the Company shall continue to pay salary for a period of twelve months after the Date of Termination, at the Employee's last annual salary rate and subject to applicable tax withholding, to the Employee's personal representative, for the benefit of his spouse, or if none, his estate. This sum shall be paid in semimonthly installments at the rate of salary in effect immediately before the death. The installments shall start on the Company's regular payday following the death and continue on each regular payday thereafter until a total of twelve bi-monthly installments have been paid.

         7.2 Disability. During any period that the Employee fails to perform his employment duties as a result of a Disability (Disability Period), the Employee shall continue to receive his full salary at the rate then in effect until his employment is terminated pursuant to Section 6.2, provided that payments made to the Employee during the first 180 days of the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Employee at or prior to the time of any payment under disability benefit plans of the Company and which were not previously applied to reduce any payment of salary. If the Employee terminates his employment for disability under clause (iii) of
Section 6.4, the Company shall pay the Employee his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and as severance pay, an amount equal to the Employee's annual salary in effect as of the Date of Termination. This payment shall be made in a lump sum on or before the 30th day following the Date of Termination.

         7.3 Cause. If the Employee's employment is terminated for Cause, the Company shall pay the Employee his full salary through the date of delivery to him of a Notice of Termination. Salary shall be paid at the rate in effect at the time Notice of Termination is effective, and the Company shall have no further obligations to the Employee under this Agreement.

         7.4  Company's  Breach of  Contract;  Termination  by Employee for Good
Reason. The Company's termination of employee's employment other than as provided in this Agreement, including a purported termination pursuant to Sections 6.2 or 6.3 that is disputed by the Employee and finally determined not to have been in accordance with this Agreement, shall be a wrongful termination by the Company in breach of this Agreement. In the event of such a wrongful termination, or if the Employee shall terminate his employment for Good Reason, then:

         (a) the Company shall pay the Employee his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

         (b) the Company shall pay the Employee, as severance pay in lieu of further salary payments to the Employee for periods subsequent to the Date of Termination, an amount equal to three times the Employee's annual salary rate in effect as of the Date of Termination, in a lump sum on or before the 20th day following the Date of Termination; and

         (c) the Company shall pay all other damages to which the Employee may be entitled as a result of the breach, including damages for all loss of benefits to the Employee under the Company's profit sharing plan, employee benefit plans and any supplemental retirement income plan that the Employee would have received if the Company had not breached this Agreement and had the Employee's employment continued for the full term provided in Section 2 of this Agreement, at the rate of compensation specified in this Agreement, and all legal fees and expenses incurred by him as a result of the termination.

8. Counsel Fees and Indemnification.

         8.1 Attorney Fees and Costs. The Company shall pay, or reimburse to Employee, all reasonable costs incurred by him, including attorneys' fees and costs, in the following circumstances: (i) if the Company terminates, or seeks to terminate this Agreement, alleging as justification for such termination a material breach by Employee or for Cause as described in Section 6.3, and Employee disputes such termination or attempted termination, and Employee prevails, or (ii) if Employee elects to terminate his services hereunder for Good Reason as specified in Section 6.4 of this Agreement, and the Company disputes its obligation to pay to Employee the sums of money provided in Section 7.4, and Employee prevails.

         8.2 Indemnification. The Company shall indemnify and hold Employee harmless as required by the Company's bylaws against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by Employee, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which Employee is made or is threatened to be made a party by reason of the fact that he is or was an officer of the Company. Indemnification shall be provided regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company). These obligations of the Company are independent of, and shall not be limited or prejudiced by, the Company's other undertakings specified in this
Section 8.

         8.3 Insurance. The Company will exert reasonable efforts, if the Board of Directors deems it practical and advisable, to obtain and maintain officers' and directors' liability insurance, in amounts and coverages deemed advisable by the Board of Directors. The Company will include Employee among those covered and insured up to the maximum limits provided by any such insurance.

9. Non-Competition.

         9.1 Covenant Not To Compete. The Company and the Employee recognize that the services to be rendered to the Company by the Employee under this Agreement are special, unique and of extraordinary character in that the Employee has been involved in creating and developing its business contracts and customers and in developing and marketing its patented and proprietary gas-to-liquids process. Therefore, during the term of this employment hereunder and for three years following the termination for such employment for any reason whatsoever (the "Non-Competition Period"), if the Employee receives all compensation to which he is entitled under this Agreement, the Employee covenants and agrees not to, without the express written consent of the Company, directly or indirectly own, manage, operate, control, advise, lend money to, endorse the obligations of, or participate in or be connected as an officer, director, five percent or more stockholder of a publicly-held Company, or as a stockholder, employee, partner, agent, consultant or otherwise of a closely held company or of any enterprise or individual, that is engaged in the business of developing, manufacturing or marketing processes, technology, products or services that are similar to processes, technology, products or services which have been, or are being developed or are planned (as documented by memoranda, instruments, writings or other compilations of information of the Company) to be developed by the Company, and will not, in any manner, either directly or indirectly, compete with the Company in its business. The Company may withhold its consent to any such proposed competition in its sole and absolute discretion.

         9.2 Non-Solicitation. For a period of one year following Employee's termination of employment under this Agreement, Employee will not, without the express prior written approval of the Board (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, licensee, customer, agent, representative or any other person which has a business relationship with the Company or had a business relationship with the Company within the twenty-four month period preceding the date of the Employee's termination of employment, to discontinue, reduce, or modify such employment, agency or business relationship with the Company, or (ii) employ or seek to employ or cause any business organization in direct or indirect competition with the Company to employ or seek to employ any person or agent who is then (or was at any time within six months prior to the date the Employee or the competitive business employs or seeks to employ such person) employed or retained by the Company. Notwithstanding the foregoing, nothing herein shall prevent the Employee from providing a letter of recommendation to an employee with respect to a future employment opportunity.

         9.3 Outside Business Activity. The Employee, during the term of his employment by the Company hereunder, shall not undertake or engage in any other employment, occupation or business enterprise in which Employee actively participates. Employee shall at all times keep the Company informed of any outside business activity by him, and shall not engage in any activity that may be in conflict with this Agreement or the Company's business or its best interests.

10. Confidentiality. The Employee acknowledges that, as a result of his employment by the Company, he has learned Confidential Information, as defined in Section 10.1, that is owned by the Company, and which is of a special and unique value and nature relating to the business of the Company. In the course of his further employment by the Company, Employee will learn more Confidential Information and may add to the Confidential Information. As a material inducement to the Company to enter into this Agreement and to pay the Employee the compensation described in this Agreement, the Employee agrees that he will not, except in the normal and proper course of his duties hereunder, disclose or use or enable anyone else to disclose or use, either during the Non-Competition Period (as defined in Section 9.1) or at any time thereafter, any such Confidential Information without the prior written consent of the Company. The Company may withhold its consent in its sole and absolute discretion.

         10.1 Confidential Information. "Confidential Information" is non-public information regarding the Company and its proprietary processes for the conversion of carbon-bearing solids, liquids and gases into valuable liquid hydrocarbons; contractual licensing terms and arrangements; customers and potential customers; costs and performance data relating to the Company's catalysts and processes; patent applications; and trade secrets used in the Company's business that provide an advantage over competitors who do not know or use them, including computer software programs and source codes, engineering designs and specifications for the internal aspects of the synthesis gas reactor modules; secret formulae and composition of the Company's catalysts; and catalyst injection methods.

         10.2 Exception to Confidentiality. It is agreed, as an exception to the foregoing obligations of confidentiality, that information received by the Employee as a result of his employment shall not be considered confidential, and he shall not be limited in disclosing the same, if and to the extent that the information, as shown by competent evidence: (i) is or becomes, through no fault of the party obligated to maintain confidentiality, in the public domain; (ii) is lawfully obtained by him from a source other than the Company or its agents;
(iii) was already known to him at the time of its receipt, as shown by reasonable proof filed with the Company within a reasonable time after its receipt; or (iv) required to be disclosed by law or order of any court or governmental authority having jurisdiction. Disclosures that are specific, including but not limited to operating conditions such as pressures, temperatures, formulas, procedures and other like standards and conditions, shall not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures available to the general public or in the Employee's possession. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because the individual features are available to the general public or in the Employee's possession unless the combination itself and its principle of operation are available to the general public.

         10.3 Published Disclosure. It is agreed that the disclosure of certain information by the Company in a publication, such as in letters patent or by otherwise placing it in the public domain, will not free the Employee from his obligation to maintain in confidence any information not specifically disclosed in or fairly ascertainable from the publication or other disclosure, such as, for example, the fact that information in the publication or any portion of it is or is not used by either party. The Employee shall have the right to publish information or articles pertaining to the Company's gas-to-liquids technology and its liquid hydrocarbon products only if such information is not confidential, and, with respect to Confidential Information, only upon prior written approval by the Company, which it may withhold in its absolute discretion.

         10.4 Non-Use After Termination. The Employee shall not use the Confidential Information after termination or expiration of this Agreement unless and until such time as the information ceases being Confidential Information pursuant to the provisions of Section 10.2.

         10.5 Books and Records. The Employee agrees that all documents and other tangible property of any nature pertaining to activities of the Company or to any Confidential Information, in his possession now or at any time during the period of his employment with the Company, including without limitation, financial data, formulae, processes, operating results of processes, notes, memoranda, notebooks, manuals, reports, studies, data sheets, records, blueprints, designs, electronic or mechanical data storage devices and records, and computer software programs and their source codes, are and shall be the property of the Company. The Employee will return to the Company all originals and copies in his possession or control that contain such information, whenever requested by the Company from time to time during the Non-Competition Period and after termination of his employment.

11. Inventions and Discoveries. The Employee and the Company agree that:

         11.1 Disclosure By Employee. The Employee will promptly disclose to the Company in writing, complete and accurate information pertaining to each invention, discovery, improvement, device, design, apparatus, process, technological advance, innovation, idea, concept, method or product (the Inventions) whether patentable or not, and all writings, drawings, software, semiconductor mask, works and other works of authorship pertaining to these Inventions (Works of Authorship), whether copyrightable or not, made, developed, perfected, devised or conceived during his employment with the Company, or during the 12-month period following his employment by the Company, which are within or in any way related to the existing or contemplated scope (now or at any later time during such period), of the business of the Company, whether or not developed on the Employee's own time. The determination of whether or not an Invention or Work of Authorship is within the contemplated scope of the business of the Company will be based on the documentary evidence of the Company, including all documents, memoranda, writings or other compilations of information of the Company relating to the scope of the business of the Company. An Invention or Work of Authorship shall be deemed to have been made within such period of time if it is made or conceived within such period and results from or was suggested by the Employee's employment by the Company.

         11.2 Assignment By Employee. The Employee will, upon request of the Company, assign to the Company or to any other party designated by the Company, all of his right, title and interest in and to any or all of said Inventions or Works of Authorship, any copyrights obtained thereon, and any patent applications filed thereon, together with all extensions, re-issues, and renewals thereof in this and all foreign countries and patents granted. He will promptly execute all proper papers for these purposes as the Company may request, and for use in applying for, obtaining, and maintaining all such patents or copyrights at the expense of the Company. The Employee's obligations to execute the papers and assignments specified in this Section shall continue beyond the period of his employment and shall bind his heirs, assigns, executors and other legal representatives.

12. Right To Injunctive Relief. The Employee acknowledges that a breach by the Employee of any of the terms of Sections 9, 10 or 11 of this Agreement will cause irreparable harm to the Company, and that the Company shall therefore be entitled to any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties, and to recover from the Employee all costs of litigation including, but not limited to, reasonable attorneys' fees and court costs. The parties hereto further agree that this Agreement shall be enforced wherever the Company is doing business at the termination of the Employee's employment hereunder and wherever the Company at such time reasonably foresees, plans and expects to do business during the Non-Competition Period.

13. Entire Agreement. The Company and the Employee acknowledge that this Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Agreement supersedes prior agreements or understandings pertaining to this subject, between the Company and the Employee, whether written or oral. The parties further agree that no modifications of this Agreement may be made except by means of a written agreement or memorandum signed by the parties.

14. Governing Law. The parties acknowledge that the Company's principal place of business is located in the state of Colorado, and that this Agreement has been entered into in the state of Colorado and that they wish legal certainty and predictability as to the terms of their undertaking. Accordingly, the parties hereby agree that this agreement shall be constructed in accordance with the laws of the state of Colorado, without giving consideration to its choice of law provisions.

15.  Captions.  The captions or section  headings used in this Agreement are for
ease  of  reference  only  and  shall  have  no  bearing   whatsoever  upon  the
construction, interpretation and effect of this Agreement.

16. Severability. The Employee believes and acknowledges that the provisions contained in this Agreement, including the covenants contained in Sections 9, 10 and 11 of this Agreement, are fair and reasonable. Nonetheless, in the event that any provision or any part of any provision of this Agreement found by a court to be void or unenforceable for any reason whatsoever, then such provision shall be stricken, severed from this Agreement, and of no force and effect. Unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

17. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Agreement shall be binding upon and shall inure to the benefit of the Employee and his personal representatives, but shall not be assignable by the Employee.

18. Notice. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service); or sent by facsimile (if a facsimile number is provided by a party to be notified) or mailed first class, postage prepaid, by certified mail, return receipt requested; in all cases, addressed to each party at the following address. All notices, requests, and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address specified above. Notice sent by facsimile shall be deemed given on the date printed by the sender's facsimile machine confirming receipt of the facsimile by the other party's facsimile machine. Any party hereto may from time to time, by notice in writing served as set forth previously, designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

If to Company:           Rentech, Inc.
                         1331 17th Street, Suite 720
                         Denver, CO 80202
                         Attention:  Chief Operating Officer
                         Facsimile:  (303) 298-8010

If to Employee:          Mark S. Bohn
--------------           1331 17th Street, Suite 720
                         Denver, CO 80202
                         Facsimile:  (   )


19. Continuing Effect. The covenants and undertakings of the Employee specified in this Agreement shall survive expiration or other termination of this Agreement to the extent expressed herein.

         IN WITNESS WHEREOF, the Company has hereunder signed its name and the Employee hereunder has signed his name, all as of the day and year first above written.

RENTECH, INC.                      EMPLOYEE:


By:_______________________         __________________________
   Dennis L. Yakobson,             Mark S. Bohn
   President